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                                                                    EXHIBIT j(3)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Equity Funds:

We consent to the use of our reports for the series portfolios of AIM Equity Funds dated December 6, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KPMG LLP

Houston, Texas
February 22, 2002